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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Arena Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARENA PHARMACEUTICALS, INC.

Jack Lief President, Chief Executive Officer and Director	6166 Nancy Ridge Drive San Diego, CA 92121

April 23, 2003

Dear Arena Stockholder:

        You are cordially invited to attend the 2003 Annual Meeting of the Stockholders of Arena Pharmaceuticals, Inc., a Delaware corporation (the "Company"). The Annual Meeting will be held on Wednesday, June 11, 2003, at 10:00 a.m. San Diego local time, at the offices of the Company located at 6150 Nancy Ridge Drive, San Diego, California 92121. I look forward to meeting with as many of our stockholders as possible.

        At the Annual Meeting, we will elect six directors and act upon a proposal to select independent auditors. There will also be a report on the Company's business, and you will have an opportunity to ask questions about your Company.

        Whether or not you attend the Annual Meeting for your Company, it is very important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy card either in the enclosed envelope (no postage is required if mailed in the United States) or by fax to (303) 262-0700, Attention Proxy Department. By returning the proxy card, you can help your Company avoid the expense of duplicating proxy solicitations and possibly having to reschedule the Annual Meeting if a quorum is not present or represented by proxy. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

        If you would like directions to the Company, please visit our Web site at www.arenapharm.com, where you will find a "Directions" section that has an easy to use map locator program.

        On behalf of the employees and the Board of Directors, I would like to express our appreciation for your continued interest in your Company.

                      Sincerely,

                      Jack Lief
                      President, Chief Executive Officer and Director

For further information about the Annual Meeting, please call (858) 453-7200 ext. 253

Notice of Annual Meeting of Stockholders
To be held on June 11, 2003
ARENA PHARMACEUTICALS, INC.
6150 Nancy Ridge Drive
San Diego, California 92121

April 23, 2003

To the Stockholders of Arena Pharmaceuticals, Inc.:

        The Annual Meeting of Stockholders of Arena Pharmaceuticals, Inc., a Delaware corporation (the "Company") will be held on Wednesday, June 11, 2003, at 10:00 a.m. San Diego local time, at the Company's offices, located at 6150 Nancy Ridge Drive, San Diego, California 92121, for the following purposes:

  1.
  To elect directors to the Board of Directors to serve for the ensuing year and until their successors are elected and qualified.

  2.
  To ratify the Company's selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2003.

  3.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

        Only stockholders of record at the close of business on April 15, 2003, are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

        Whether or not you expect to attend in person, we urge you to sign, date, and return the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly signing, dating, and returning the proxy card will save your Company the expense and extra work of additional solicitation. You may return your proxy card either in the enclosed envelope (no postage is required if mailed in the United States) or by fax to (303) 262-0700, Attention Proxy Department. Sending in your proxy card will not prevent you from voting your stock at the Annual Meeting if you desire to do so, as your proxy may be cancelled at your option.

By Order of the Board of Directors
Steven W. Spector Vice President, General Counsel & Secretary

TABLE OF CONTENTS TO PROXY STATEMENT

Information Concerning Solicitation and Voting	1
General	1
Record Date, Outstanding Shares and Voting	1
Revocability of Proxies	2
Cost of Solicitation	2
Proposal 1—Election of Directors	3
Nominees	3
Business Experience of Directors	3
Committees of the Board of Directors	5
Attendance at Meetings of the Board of Directors and Committees Thereof	5
Proposal 2—Ratification of Independent Auditors	6
Compensation and Other Information Concerning Officers, Directors and Certain Stockholders	6
Executive Officers	6
Director Compensation	8
Executive Compensation	8
Option/SAR Grants in Last Fiscal Year	10
Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values	11
Employment Agreements	11
Compensation Committee Report on Executive Compensation	11
General Executive Compensation Policy	12
Implementation of Executive Compensation Policy	12
Chief Executive Officer Compensation	13
Internal Revenue Code Section 162(m)	14
Performance Graph	14
Security Ownership of Certain Beneficial Owners and Management	16
Section 16(a) Beneficial Ownership Reporting Compliance	18
Compensation Committee Interlocks and Insider Participation	18
Certain Relationships and Related Transactions	19
Audit Committee Report	20
Audit Fees	21
Financial Information Systems Design and Implementation Fees	21
All Other Fees	21
Stockholder Proposals for the 2004 Annual Meeting	22
Annual Report	22
Annual Report on Form 10-K	22
Other Matters	22

i

ARENA PHARMACEUTICALS, INC.
6166 Nancy Ridge Drive
San Diego, CA 92121

PROXY STATEMENT FOR ANNUAL MEETING
OF STOCKHOLDERS
To Be Held June 11, 2003, at 10:00 a.m. San Diego Local Time

Information Concerning Solicitation and Voting

General

        The enclosed proxy is solicited on behalf of the board of directors (the "Board of Directors") of Arena Pharmaceuticals, Inc., a Delaware corporation (the "Company"), for use at the 2003 Annual Meeting of Stockholders to be held on Wednesday, June 11, 2003, at 10:00 a.m. San Diego local time, or at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's offices, located at 6150 Nancy Ridge Drive, San Diego, California 92121.

        This Proxy Statement, together with the Notice of Annual Meeting of Stockholders, the form of proxy and the Company's Annual Report to Stockholders, are being mailed on or about April 23, 2003, to all stockholders of record at the close of business on April 15, 2003 (the "Record Date").

Record Date, Outstanding Shares and Voting

        Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof. At the close of business on the Record Date, 28,512,447 shares of the Company's common stock ("Common Stock") were outstanding.

        Each holder of record of Common Stock on such date will be entitled to one vote, for each share held, on all matters to be voted on at the Annual Meeting. Cumulative voting is not permitted with respect to any proposal to be acted upon at the Annual Meeting. Stockholders may vote in person or by proxy.

        All votes will be tabulated by the inspectors of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. The presence, in person or by proxy, of the holders of a majority of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.

        Votes withheld from any nominee for election as director, abstentions and broker non-votes will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

        Abstentions will be included in the number of shares present and voting on each matter but will have the effect of a negative vote. Broker non-votes will not be included in the number of shares present and voting on each matter and will have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of votes from which a majority is calculated.

        The election of directors by the stockholders will be determined by a plurality of votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, and votes withheld will not be counted toward the achievement of a plurality. On all other matters being submitted to the stockholders, the affirmative vote of a majority of the shares, present in person or represented by proxy at the meeting and entitled to vote, will be required for approval.

        Any proxy which is returned using the form of proxy enclosed and is not marked as to a particular item will be voted for the election of directors named in the proxy, for the ratification of the selection of the designated independent auditors, and, as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be. In the event that any nominee for director should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as designated by the present Board of Directors.

Revocability of Proxies

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing, with the Secretary of the Company at 6166 Nancy Ridge Drive, San Diego, California 92121, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Cost of Solicitation

        The cost of soliciting proxies will be borne by the Company. In addition, the Company expects to reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by mail, telephone, facsimile, e-mail or telegram. Additionally, the Company may engage the services of an independent proxy solicitation firm to aid in the solicitation of proxies. The fees paid by the Company, in the event of such engagement, would not likely exceed $20,000.

Proposal 1

ELECTION OF DIRECTORS

        The persons named below are nominees for director to serve until the next annual meeting of stockholders and until their successors have been elected and qualified or until their early resignation or removal. The Company's by-laws provide that the authorized number of directors shall be determined by a resolution of the Board of Directors. The authorized number of directors is six.

        Each nominee listed below is a director of the Company. Directors are elected by a plurality of votes present in person or represented by proxy at the Annual Meeting and entitled to vote. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. In the event that any nominee of the Company is unavailable to serve as a director at the time of the Annual Meeting, the proxies will be voted for any substitute nominee who shall be designated by the present Board of Directors. The Company's management has no reason to believe that any nominee will be unavailable to serve.

  The Board of Directors recommends a vote "FOR" each named nominee below.

Nominees

        The following table sets forth information regarding the nominees.

Name	Positions and Offices Held	Year First Elected Director	Age
Jack Lief	President, CEO and Director	1997	57
Dominic P. Behan, Ph.D.	Vice President, Research and Director	2000	39
Duke K. Bristow, Ph.D. (1)(2)(3)	Director	2002	46
Derek T. Chalmers, Ph.D.	Vice President, Research and Director	2000	39
J. Clayburn La Force, Jr., Ph.D. (1)(2)(3)	Director	2002	74
Mark N. Lampert (1)(3)	Director	2003	43

(1)
Member of Audit Committee
(2)
Member of Compensation Committee
(3)
Member of Corporate Governance Committee

Business Experience of Directors

        Jack Lief is a co-founder of the Company and has served as a director and President and Chief Executive Officer since April 1997. Mr. Lief also serves as a director and President and Chief Executive Officer of BRL Screening, Inc ("BRL Screening") and of Aressa Pharmaceuticals, Inc. ("Aressa"). Mr. Lief also serves as a director and Chairman of ChemNavigator, Inc. ("ChemNavigator") and as a director of TaiGen Biotechnology Co., Ltd. ("TaiGen"). The Company owns 100% of the outstanding voting equity securities of BRL Screening, approximately 83% of the outstanding voting equity securities of Aressa, approximately 35% of the outstanding voting equity securities of ChemNavigator and approximately 17% of the outstanding voting equity securities of TaiGen. From 1995 to April 1997, Mr. Lief served as an advisor and consultant to numerous biopharmaceutical organizations. From 1989 to 1994, Mr. Lief served as Senior Vice President, Corporate Development and Secretary of Cephalon, Inc., a biopharmaceutical company. From 1983 to 1989, Mr. Lief served as Director of Business Development and Strategic Planning for Alpha Therapeutic Corporation, a manufacturer of biological products. Mr. Lief joined Abbott Laboratories, a pharmaceutical company, in 1972, where he served until 1983, most recently as the head of International Marketing Research. Mr. Lief holds a

B.A. from Rutgers University and a M.S. in Psychology (Experimental and Neurobiology) from Lehigh University.

        Dominic P. Behan, Ph.D. is a co-founder of the Company and has served as Vice President, Research since April 1997 and as a director since April 2000. From 1993 to January 1997, Dr. Behan directed various research programs at Neurocrine Biosciences, Inc., a biopharmaceutical company ("Neurocrine"). From 1990 to 1993, Dr. Behan was engaged in research at the Salk Institute. Dr. Behan holds a Ph.D. in Biochemistry from Reading University, England.

        Duke K. Bristow, Ph.D. has served as a director since October 2002. Dr. Bristow is an economist and is responsible for a research program in entrepreneurship, corporate governance and corporate finance in the Harold Price Center for Entrepreneurial Studies at the Anderson Graduate School of Management at the University of California, Los Angeles ("UCLA"). Prior to his arrival at UCLA, Dr. Bristow worked for ten years at Eli Lilly and Company ("Eli Lilly"), holding various management positions in the Pharmaceutical, Medical Device and Diagnostics Divisions and in Corporate Finance. Dr. Bristow received his Ph.D. in Financial Economics at UCLA, his M.B.A. from Indiana University and his B.S. in Chemical Engineering from Purdue. Dr. Bristow is presently a member of the board of directors or advisory boards of three privately held companies, including two in the life sciences industry.

        Derek T. Chalmers, Ph.D. is a co-founder of the Company and has served as Vice President, Research since April 1997 and as a director since April 2000. From 1994 to January 1997, Dr. Chalmers directed various research programs at Neurocrine. From 1990 to 1994, Dr. Chalmers was engaged in research at the University of Michigan. Dr. Chalmers holds a Ph.D. in Neuroscience and Neuropharmacology from the University of Glasgow, Scotland.

        J. Clayburn La Force, Jr., Ph.D. has served as a director since October 2002. Dr. La Force brings over 20 years of experience in corporate governance as an independent director in a variety of industries, including life sciences. Dr. La Force has previously served as Chairman of the UCLA Economics Department and Dean of the Anderson School at UCLA. Dr. La Force has also served on more than 19 for-profit company boards of directors, including The Timken Company (1994-2001), Rockwell International (1980-2000), Eli Lilly (1981-1999) and Getty Oil Company (1983 until the merger with Texaco in 1984). Dr. La Force received his M.A. and Ph.D. in Economics from UCLA, as well as an A.B. in Economics from San Diego State University. Dr. La Force is a member of six boards of directors, including BlackRock Closed-End Funds, Payden Funds, Metzler Payden, Provident Investment Counsel Funds and Advisors Services Trust. The sixth company is a privately held pharmaceutical company.

        Mark N. Lampert has served as a director since January 2003. Mr. Lampert is the founder and President of BVF Inc., which is the General Partner of BVF Partners L.P., which is the General Partner of Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., and BVF Investments, L.L.C. (collectively, "BVF"). The BVF entities are San Francisco-based, private investment entities focused on the biotechnology industry. Since 1993, Mr. Lampert has served as President of each of the BVF entities. Prior to 1993, Mr. Lampert was a Vice President at the investment banking firm Oppenheimer & Co., co-founder of Biotechnology Royalty Corp., and worked for Cambridge NeuroScience and G.D. Searle & Co. Mr. Lampert holds an A.B. in Chemistry from Harvard College and an M.B.A. from Harvard Business School. Mr. Lampert also serves as a director for the following privately held companies: Athersys, Inc., Mendel Biotechnology, Inc., Phylogix, Inc. and Phyton, Inc. Pursuant to a stockholders agreement dated as of January 17, 2003 (the "Stockholders Agreement") by and among BVF, Investment 10, L.L.C. and the Company, the Board of Directors is required to nominate the BVF Designee (as defined in the Stockholders Agreement) to stand for election as a director of the Company, recommend such election and solicit proxies in respect thereof and vote the shares of Common Stock represented by all proxies granted by stockholders in connection with the solicitation of proxies by the Board of Directors in connection with such meeting in favor of the BVF

Designee, except for such proxies that specifically indicate a vote to withhold any authority with respect to the BVF Designee. Mr. Lampert is the BVF Designee.

Committees of the Board of Directors

        The Company has an Audit Committee, a Compensation Committee and a Corporate Governance Committee.

        The Audit Committee (i) selects the Company's independent auditors, (ii) reviews the scope of the audit to be conducted by the independent auditors, as well as the results of their audit, (iii) approves non-audit services provided to the Company by the independent auditors, (iv) reviews the organization and scope of the Company's internal system of audit, financial and disclosure controls, (v) reviews and assesses the Company's financial reporting activities, including the Company's annual report, and the accounting standards and principles followed, and (vi) conducts other reviews relating to compliance by employees with the Company's policies and applicable laws. The Audit Committee consists of the outside directors Dr. Bristow, Dr. La Force and Mr. Lampert. The Audit Committee held five meetings during the fiscal year ended December 31, 2002.

        On October 15, 2002, the Board of Directors combined its Compensation Committee and Equity Compensation Plan Committee into one committee, the Compensation Committee. The combined committee reviews and approves compensation and benefits for directors and the executive officers, makes recommendations to the Board of Directors regarding these matters and authorizes and approves equity grants to officers, employees, consultants and directors under the Company's equity compensation plans. Under the Company's equity compensation plans, the Compensation Committee has broad discretion to set the exercise price of options and has the ability to grant restricted stock for no cash consideration. The Compensation Committee consists of the outside directors Dr. Bristow and Dr. La Force. The Equity Compensation Plan Committee held four meetings during the fiscal year ended December 31, 2002. The Compensation Committee (before being combined with the Equity Compensation Plan Committee) held two meetings during the fiscal year ended December 31, 2002. The first meeting of the reconstituted Compensation Committee was held on January 17, 2003.

        The Corporate Governance Committee is responsible for recommending guidelines to the Board of Directors for the governance of the Company, including the structure and function of the Board of Directors and its committees and the management of the Company, as well as identifying and recommending to the Board of Directors candidates to be elected as directors. The Corporate Governance Committee will consider director candidates recommended by stockholders. A candidate must be highly qualified and be willing and expressly interested in serving on the Board of Directors. The Corporate Governance Committee must receive any stockholder recommendations for director candidates for an annual meeting of stockholders by December 31 of the year before such annual meeting. A stockholder who wishes to recommend a candidate for the Corporate Governance Committee's consideration should forward the candidate's name and information about the candidate's qualifications to Corporate Secretary, Arena Pharmaceuticals, Inc., 6166 Nancy Ridge Drive, San Diego, California, 92121. This procedure does not affect the deadline for submitting other stockholder proposals for inclusion in the proxy statement, nor does it apply to questions a stockholder may wish to ask at an annual meeting. Additional information regarding submitting stockholder proposals is set forth in the Company's by-laws. Stockholders may request a copy of the by-law provisions relating to stockholder proposals from the Company's Secretary. The Corporate Governance Committee consists of the outside directors Dr. Bristow, Dr. La Force and Mr. Lampert. The Board of Directors addressed corporate governance issues throughout its meetings and in various sessions with the Company's management in 2002. On October 15, 2002, the Board of Directors formed the Corporate Governance Committee, and the first meeting of the committee was held on January 17, 2003.

Attendance at Meetings of the Board of Directors and Committees Thereof

        The Board of Directors held a total of seven meetings during the fiscal year ended December 31, 2002. Each incumbent director who served as a director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which such director served during the periods in which he served.

Proposal 2

RATIFICATION OF INDEPENDENT AUDITORS

        The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2003. Ernst & Young LLP has audited the Company's financial statements since the Company's inception in 1997.

        Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's by-laws or otherwise. The Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice.

        In the event that the stockholders fail to ratify the selection, the Audit Committee will reconsider its selection, but may, in its discretion, decide not to change its selection. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the Company's and its stockholders' best interest.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

        The affirmative vote of the holders of a majority of shares represented and voting at the meeting will be required to ratify the selection of Ernst & Young LLP.

        The Board of Directors recommends that stockholders vote "FOR" the ratification of the selection of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2003.

Compensation and Other Information Concerning Officers,
Directors and Certain Stockholders

Executive Officers

        The executive officers of the Company are appointed annually by the Board of Directors and serve at the discretion of the Board of Directors. Set forth below are the names and certain biographical information regarding the executive officers of the Company.

Name	Age	Position
Jack Lief	57	President and Chief Executive Officer
Nigel R.A. Beeley, Ph.D.	52	Vice President, Chief Chemical Officer
Dominic P. Behan, Ph.D.	39	Vice President, Research
Derek T. Chalmers, Ph.D.	39	Vice President, Research
Robert E. Hoffman, C.P.A.	37	Vice President, Finance
Paul W. Maffuid, Ph.D.	47	Vice President, Pharmaceutical Development
Joseph F. Mooney	55	Chief Financial Officer
Louis J. Scotti	47	Vice President, Marketing and Business Development
Steven W. Spector	38	Vice President, General Counsel and Secretary
Joyce H. Williams R.A.C.	57	Vice President, Drug Development

        See "Proposal No. 1 Election of Directors" for biographical information regarding Mr. Lief, Dr. Chalmers and Dr. Behan, who are also directors.

        Nigel R.A. Beeley, Ph.D. has served as the Company's Vice President, Chief Chemical Officer since March 1999. From 1994 to 1998, Dr. Beeley was Senior Director of Chemistry at Amylin Pharmaceuticals, Inc., a biotechnology company, and, from 1988 to 1994, he served as Head of Oncology-Chemistry for Celltech, a biotechnology company. From 1980 to 1988, Dr. Beeley held positions of increasing seniority in the cardiovascular group at Synthelabo Research, a pharmaceutical company, and, from 1978 to 1980, he was a CNS medicinal chemist in the pharmaceutical division of Reckitt and Coleman, a conglomerate. From 1976 to 1978, Dr. Beeley held a Royal Society Overseas Research Fellow at ETH, Zurich, Switzerland. Dr. Beeley has a B.Sc. Honours (Class 1) degree in Chemistry from the University of Liverpool, U.K. and a Ph.D. in Chemistry from the University of Manchester, U.K.

        Robert E. Hoffman, C.P.A. has served as the Company's Vice President, Finance since April 2000 and served as the Company's Controller from August 1997 to April 2000. Mr. Hoffman also serves as Chief Financial Officer of ChemNavigator and as Vice President, Finance of BRL Screening. From 1994 to 1997, Mr. Hoffman served as Assistant Controller for Document Sciences Corporation, a software company. Mr. Hoffman is a member of the Association of Bioscience Financial Officers. Mr. Hoffman holds a B.B.A. from St. Bonaventure University and is licensed as a C.P.A. in the state of California.

        Paul W. Maffuid, Ph.D. has served as the Company's Vice President, Pharmaceutical Development since November 2002, and as the Company's Director of Pharmaceutical Development from November 2001 to November 2002. From 1999 to 2001, Dr. Maffuid served as Executive Director in Pharmaceutical Development at Magellan Laboratories, Inc., a pharmaceutical development company. From 1994 to 1999, Dr. Maffuid served in various positions including as Sr. Director Pharmaceutical Development at Amylin Pharmaceuticals, Inc., a biotechnology company. From 1990 to 1994, Dr. Maffuid served in various positions including as Group Leader in Analytical Chemistry at Glaxo Research Institute, a pharmaceutical company. Dr. Maffuid has over 17 years of experience in pharmaceutical development, and he holds a Ph.D. in Organic Chemistry from the University of California, San Diego.

        Joseph F. Mooney has served as the Company's Chief Financial Officer since September 2000. Mr. Mooney also serves as a director and as Treasurer of BRL Screening. From 1995 to 2000, Mr. Mooney was Managing Principal of Liquidity Sources LLC, a commercial factoring company. From 1987 to 1993, Mr. Mooney was with Tucson Resources, Inc., a subsidiary of Tucson Electric Power, most recently as Vice President, Securities and Treasurer. Mr. Mooney holds an M.B.A. from the Graduate School of Business at the University of Chicago and a M.Sc. from the London School of Economics and Political Science, as well as degrees in mathematics from Boston College and Brandeis University.

        Louis J. Scotti has served as the Company's Vice President, Marketing and Business Development since September 2002 and as the Company's Vice President, Business Development from August 1999 to September 2002. From June 1998 to July 1999, Mr. Scotti served as President and Chief Executive Officer for ProtoMed, Inc., a biopharmaceutical company. From April 1996 to June 1998, Mr. Scotti served as Executive Director of Licensing for Ligand Pharmaceuticals, Inc., a drug discovery company. From 1986 to 1995, Mr. Scotti served in various positions at Reed & Carnrick Pharmaceuticals, a pharmaceutical company, most recently as Vice President of Marketing and Business Development. Mr. Scotti holds a B.S.E. in Biomedical Engineering from the University of Pennsylvania.

        Steven W. Spector has served as the Company's Vice President, General Counsel since October 2001. Mr. Spector also serves as the Company's Secretary and as a director of BRL Screening and ChemNavigator. Prior to joining the Company, Mr. Spector was a partner with the law firm of Morgan, Lewis & Bockius LLP, where he worked from 1991 to October 2001. Mr. Spector was also a member of Morgan Lewis' Technology Steering Committee. Mr. Spector was the Company's outside corporate counsel from 1998 to October 2001. Mr. Spector holds B.A. and J.D. degrees from the University of Pennsylvania.

        Joyce H. Williams, R.A.C., has served as the Company's Vice President, Drug Development since February 1998. Ms. Williams has also served as Vice President, Regulatory & Clinical Affairs of Aressa since October 2000. From January 1997 to February 1998, Ms. Williams served as regulatory consultant to various biotechnology and medical device companies. From 1995 to 1996, Ms. Williams served as Executive Director, Regulatory Affairs at Advanced Sterilization Products, a division of Johnson & Johnson, a pharmaceutical and health care product company. Ms. Williams has over 20 years of experience in regulatory affairs with pharmaceutical and medical technology firms. Ms. Williams holds a B.A. from Case Western Reserve University and an M.B.A. from Pepperdine University and is Regulatory Affairs Certified by the Regulatory Affairs Professional Society.

Director Compensation

        On October 15, 2002, the Company granted each of the then non-employee directors, Dr. Bristow and Dr. La Force, stock options to purchase 50,000 shares of Common Stock under the Company's 2002 Equity Compensation Plan. The exercise price of the options granted to each non-employee director was $10.61 per share. The options vest at the rate of 25% per year, over a four-year period, with the first 25% vesting in October 2003. Each option granted to the non-employee directors has a maximum term of 10 years from the grant date, subject to earlier termination following the optionee's cessation of Board service. Additionally, the Board of Directors determined that it would be appropriate to pay Dr. Bristow $40,000 and Dr. La Force $20,000 to compensate them for serving on the Board of Directors and its committees in the year 2002. Dr. Bristow and Dr. La Force requested to be compensated pursuant to a deferred compensation plan to be approved by the Board of Directors. Dr. Bristow is Chairperson of the Audit Committee and of the Corporate Governance Committee. Dr. La Force is Chairperson of the Compensation Committee.

        Each non-employee director is entitled to reimbursement for all of such director's reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors and Committees. Under the Company's equity compensation plans, non-employee directors are eligible to receive direct stock issuances, although no non-employee director received any direct stock issuances during 2002. Directors who are also employees do not receive additional compensation for serving as a director.

        The BVF Designee, Mr. Lampert, does not receive any compensation payable to directors for service on the Board of Directors and/or any committee thereof, including the grant or award of any equity securities. The BVF Designee is, however, reimbursed for reasonable travel expenses and is covered under the Company's directors' and officers' insurance policy to the same extent provided generally to the Company's directors who are not also officers of the Company in accordance with the Company's policies.

Executive Compensation

Summary of Cash and Certain Other Compensation

        The following table sets forth certain information concerning the compensation paid or accrued by the Company for services rendered to the Company in all capacities for the fiscal years ended

December 31, 2002, 2001 and 2000 by the Company's Chief Executive Officer and its four other most highly paid executive officers (collectively, the "Named Executive Officers"):

Summary Compensation Table

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year	Salary (1)	Other Annual Compensation		Securities Underlying Options/SARs #		All Other Compensation
Jack Lief President and Chief Executive Officer	2002 2001 2000	$586,979 502,083 321,667	$0 0 0		170,000 200,000 300,000	(2)	$0 0 0
Dominic P. Behan, Ph.D. Vice President, Research	2002 2001 2000	306,250 262,083 200,000	0 (55,000 55,000	)(3) (3)	85,000 50,000 200,000		0 0 0
Derek T. Chalmers, Ph.D. Vice President, Research	2002 2001 2000	306,250 262,083 200,000	0 (55,000 55,000	)(3) (3)	85,000 50,000 200,000		11,826 0 3,365	(4) (4)
Steven W. Spector Vice President, General Counsel and Secretary	2002 2001	259,375 46,875	0 0		15,000 60,000		50,000 0	(5)
Nigel R.A. Beeley, Ph.D. Vice President, Chief Chemical Officer	2002 2001 2000	216,667 195,833 175,000	0 0 0		15,000 25,000 25,000		8,077 0 0	(4)

(1)
In accordance with the rules of the Securities and Exchange Commission (the "SEC"), the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers which are available generally to all salaried employees of the Company and certain perquisites and other personal benefits received by the Named Executive Officers which do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus disclosed in this table. Amounts earned during the years 2002, 2001 and 2000 but deferred at the election of the Named Executive Officer pursuant to the Company's 401(k) plan are included in the Salary column.

(2)
On July 19, 2002, the Board of Directors accepted Mr. Lief's voluntary forfeiture to the Company of stock options to purchase 130,000 shares of Common Stock. Thirty thousand of such options had an exercise price of $24.23 per share and the remaining options had an exercise price of $25.58 per share.

(3)
During the year 2000, each of Dr. Behan and Dr. Chalmers received an advance on their salary in the amount of $80,000. Each of Dr. Behan and Dr. Chalmers had offset their advances by $25,000 in the form of salary reductions through December 31, 2000. This has resulted in a net advance of $55,000 to each of Dr. Behan and Dr. Chalmers during 2000. During 2001, each of Dr. Behan and Dr. Chalmers had offset their advances by $55,000 in the form of salary reductions.

(4)
After their annual anniversary hire date, each of the Company's employees may elect to be paid for unused vacation time in the form of additional salary. Dr. Chalmers elected to be paid in the form of additional salary for two weeks and one week of unused vacation time in the years ended

  December 31, 2002 and 2000, respectively. Dr. Beeley elected to be paid in the form of additional salary for two weeks of unused vacation time in the year ended December 31, 2002.

(5)
Mr. Spector became an employee of the Company in October of 2001. In accordance with his employment offer letter, Mr. Spector was given a relocation allowance and bonus of $50,000. This payment was not made until 2002.

Option/SAR Grants in Last Fiscal Year

        The following table sets forth all options to purchase the Common Stock granted by the Company to each of the Named Executive Officers in 2002 and the potential value of such grants at stock price appreciation rates of 5% and 10%, compounded annually over the maximum 10-year term of the options. The 5% and 10% rates of appreciation are required to be disclosed by SEC rules and are not intended to forecast possible future appreciation, if any, in the Company's stock price.

Option/SAR Grants in Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options/ SARs Granted (#)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
		Percent of Total Options/ SARs Granted to Employees in Fiscal Year
Name			Exercise of Base Price	Expiration Date
					5%	10%
Jack Lief	170,000	15.0%	$12.25	1/15/12	$1,309,673	$3,318,969
Dominic P. Behan, Ph.D.	85,000	7.5%	12.25	1/15/12	654,837	1,659,484
Derek T. Chalmers, Ph.D.	85,000	7.5%	12.25	1/15/12	654,837	1,659,484
Steven W. Spector	15,000	1.3%	12.25	1/15/12	115,559	292,850
Nigel R.A. Beeley, Ph.D.	15,000	1.3%	12.25	1/15/12	115,559	292,850

(1)
The potential realizable value is based on the 10-year term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and the option is exercised and sold on the last day of its term for the appreciated stock price.

        Pursuant to stock option agreements between the Company and its employees, each of its employees is entitled to exercise their options prior to vesting. If they exercise their options prior to vesting, they will receive restricted shares which will vest in accordance with the normal vesting schedule set forth in their stock option agreement and are subject to repurchase by the Company if they cease to be employed by the Company prior to vesting.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values

        The following table provides information for options exercised by each of the Named Executive Officers during fiscal year ended December 31, 2002, and the value of the remaining options held by those executive officers at year-end.

			Number of Securities Underlying Unexercised Options/SARs At December 31, 2002 (2)
					Value of Unexercised In-the-Money Options/SARs At December 31, 2002 (3)
	Number of Shares Acquired on Exercise
Name		Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Jack Lief	—	$—	95,000	345,000	$—	$—
Dominic P. Behan, Ph.D.	—	—	125,000	222,500	369,375	295,500
Derek T. Chalmers, Ph.D.	56,250	426,938	62,500	197,500	—	147,750
Steven W. Spector	—	—	15,000	60,000	—	—
Nigel R.A. Beeley, Ph.D.	—	—	6,250	33,750	—	—

(1)
Value realized is based on the fair market value of the Common Stock on the date of exercise minus the exercise price without taking into account any taxes that may be payable in connection with the transaction.

(2)
Pursuant to stock option agreements between the Company and its employees, each of its employees are entitled to exercise their options prior to vesting. All of the exercisable options are vested, but have not yet been exercised, and all of the unexercisable options may be exercised, but have not yet vested and will only vest subject to the terms of the stock option agreements.

(3)
Fair market value of the Common Stock at December 31, 2002, which was $6.51, minus the exercise price of the options.

Employment Agreements

        Each Named Executive Officer serves at the discretion of the Board of Directors. However, each Named Executive Officer is a party to a termination protection agreement with the Company, which provides for, among other things, a payment equal to the executive's base salary and accelerated vesting of equity grants if the executive is terminated within two years following a change of control. In addition, in an employment offer letter dated September 13, 2001, Mr. Lief agreed to seek to compensate Mr. Spector for the balance of two year's salary, including continuation of benefits and stock option vesting, if Mr. Spector's employment with the Company was terminated without cause during the following two years.

Compensation Committee Report on Executive Compensation

        The Compensation Committee of the Board of Directors has furnished this report on its policies with respect to the compensation of executive officers of the Company. The report is not deemed to be "soliciting material" or to be "filed" with the SEC, or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into any such filing.

        On October 15, 2002, the Board of Directors combined its Compensation Committee and Equity Compensation Plan Committee into one committee, the Compensation Committee. Decisions regarding compensation of the Company's executive officers generally are made by, or subject to review by, the Compensation Committee. The Compensation Committee is responsible for reviewing the executive salary and benefits structure of the Company at least annually to insure its competitiveness within the

Company's industry. The Compensation Committee also makes decisions regarding grants under the Company's option plans.

        Until October 15, 2002, Mr. Lief and two former directors of the Company, Stefan Ryser, Ph.D. and Michael Steinmetz, Ph.D., served as members of the Compensation Committee and Dr. Ryser and Dr. Steinmetz served as members of the Equity Compensation Plan Committee. Effective as of the conclusion of the Board of Directors' October 15, 2002, meeting, Dr. Bristow and Dr. La Force serve as the only members of the reconstituted Compensation Committee.

General Executive Compensation Policy

        The Company's executive compensation policy is designed to attract to the Company qualified individuals who have the potential as executive officers to contribute to the long-term growth and success of the Company and, thereby, enhance stockholder value, to motivate such executive officers to perform at the highest of professional levels so as to maximize their contribution to the Company and to retain such executive officers in the employ of the Company. Accordingly, the Company's executive compensation policy is to offer the Company's executive officers competitive compensation opportunities which are tied to their personal performance and their contribution to the growth and success of the Company. Each executive officer's compensation package is comprised of two elements: (i) salary, which reflects individual performance and is designed primarily to be competitive with compensation levels in the industry, and (ii) periodic equity grants, which are intended to strengthen the mutuality of interests between the executive officer and the Company's stockholders.

        As a general matter, the salary for each executive officer is initially established through negotiation at the time the officer is hired, taking into account such officer's qualifications, experience, prior salary and competitive salary information. Year-to-year adjustments to each executive officer's salary are based on personal performance for the year, changes in the general level of salaries of persons in comparable positions within the industry, and the average merit salary increase for such year for all employees of the Company, as well as other factors judged to be pertinent during an assessment period. In making salary decisions, the Compensation Committee exercises its judgment to determine the appropriate weight to be given to each of these factors.

        The Compensation Committee believes that equity grants provide the Company's executive officers with the opportunity to maintain an equity interest in the Company and to share in the appreciation of the value of the Common Stock. The Compensation Committee believes that equity grants directly motivate an executive to maximize long-term stockholder value. The equity grants also utilize vesting periods (generally from two to four years) that encourage key executives to continue in the employ of the Company.

        The Company has established an employee stock purchase plan both to encourage employees to continue in the employ of the Company and to motivate employees through ownership interest in the Company. Under the employee stock purchase plan, employees, including executive officers, may elect to have up to 15% of their earnings withheld for purchases of Common Stock on certain dates set forth in the plan. The price of Common Stock purchased under the employee stock purchase plan is equal to 85% of the lower of the fair market value of the Common Stock on the date of enrollment or the exercise date.

Implementation of Executive Compensation Policy

        The following describes the manner in which the Compensation Committee's executive compensation policy was implemented with respect to the fiscal year ended December 31, 2002. Also summarized below are some of the more important factors that were considered in establishing each executive officer's compensation package for the 2002 fiscal year. Additional factors were also taken into account, and the Compensation Committee may, in its discretion, apply entirely different factors, particularly different measures of performance, in setting executive compensation for future fiscal years, but it is expected that all compensation decisions will be designed to further the general executive compensation policy set forth above.

        The Chief Executive Officer establishes and recommends to the Compensation Committee new salary levels for the Company's executive officers. In formulating such salary levels, the Chief Executive Officer considers industry, peer group and national surveys of compensation, the past and expected future contributions of the individual executive officers and the amount of equity granted to executive officers. The Compensation Committee then reviews the Chief Executive Officer's recommendations in light of its assessment of each officer's past performance and its expectation as to future contributions.

Chief Executive Officer Compensation

        In setting the compensation payable to Mr. Lief, the Compensation Committee has sought to be competitive with other companies in the industry, while at the same time tying a significant portion of such compensation to Company performance.

        Mr. Lief's salary for the fiscal year ended December 31, 2002, was established based on the Compensation Committee's evaluation of the Company's performance and Mr. Lief's personal performance, as well as its objective of having Mr. Lief's salary remain competitive with salaries being paid to similarly situated chief executive officers. In particular, the Compensation Committee considered the continued management performance and success of the members of the Executive Committee reporting to Mr. Lief, scientific progress made by the Company, and the progress made in the Company's business development activities.

        During 2002, the Equity Compensation Plan Committee (before being combined with the Compensation Committee) determined to award Mr. Lief stock options to purchase 170,000 shares of Common Stock. The stock options to purchase 170,000 shares were granted at exercise prices equal to the fair market value of the Common Stock on the dates of grant and are subject to vesting over a four-year period. In addition, the Compensation Committee increased Mr. Lief's salary from $575,000 to $603,750 during the 2002 year.

        On July 19, 2002, Mr. Lief voluntary forfeited to the Company stock options to purchase 130,000 shares of Common Stock. Thirty thousand of such options had an exercise price of $24.23 per share and the remaining options had an exercise price of $25.58 per share.

        Subsequent to BVF increasing their ownership of the Company's stock in October 2002, the Company (i) adopted a stockholders rights plan, also known as a "poison pill," (ii) amended its by-laws to include an advanced notice provision, (iii) adopted a change in control severance plan and entered into termination protection agreements with key employees and (iv) granted an aggregate of 737,500 shares of restricted Common Stock to key employees, including executive officers. In the case of Mr. Lief and the other executive officers, the restricted shares were issued in exchange for forfeiting certain out-of-the-money options and in lieu of being considered for annual grants of stock options and salary increases in 2003. The restricted shares vest over a two or four-year period, with 347,000 shares vesting on January 20, 2004, subject to forfeiture in individual cases should an employee leave the Company, acceleration in the case of a change of control at the Company and certain other restrictions and conditions. The employees who received restricted stock grants forfeited to the Company stock options to purchase an aggregate of 683,250 shares of Common Stock (in addition to the stock options to purchase 130,000 shares of Common Stock that Mr. Lief forfeited to the Company in 2002). The forfeited stock options had a weighted average exercise price of $20.70. Mr. Lief and the other executive officers received 570,000 of these restricted shares and forfeited to the Company stock options to purchase 565,000 shares of Common Stock (in addition to the stock options to purchase 130,000 shares of Common Stock that Mr. Lief forfeited to the Company in 2002).

        Additional information regarding restricted stock grants to Mr. Lief and the Company's other executives is set forth in "Security Ownership of Certain Beneficial Owners and Management" below.

Internal Revenue Code Section 162(m)

        The Compensation Committee also considers the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). Section 162(m) disallows a Federal tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and other senior executive officers. This limitation does not, however, apply to compensation that is performance-based under a plan that is approved by the stockholders and that meets other technical requirements. Based on these requirements, the Compensation Committee has determined that Section 162(m) will not prevent the Company from receiving a tax deduction for any of the compensation paid to executive officers.

        The foregoing report is provided by the following directors, who constitute the Compensation Committee:

                Duke K. Bristow, Ph.D.
                J. Clayburn La Force, Jr., Ph.D.

Performance Graph

        The following is a line graph comparing the cumulative total return to stockholders (change in stock price plus reinvested dividends) of the Common Stock from July 28, 2000 (the date of the Company's initial public offering) through December 31, 2002, to the cumulative total return over such period to the Total Return Index for the NASDAQ Stock Market (U.S. Companies) and the Total Return Index for the NASDAQ Pharmaceutical Stocks (the "NASDAQ Pharmaceutical Index"), in each case as provided by the Center for Research in Securities Prices. In establishing the starting point on the line graph, the Company used the closing price of the Common Stock on July 28, 2000, of $25.00 as required by SEC guidelines.

        The graph assumes the investment of $100 and the reinvestment of dividends, although dividends have not been declared on the Common Stock, and is based on the returns of the component companies weighted according to their market capitalizations as of the end of each monthly period for which returns are indicated. The Company's management cautions that the stock price performance shown in the graph may not be indicative of future stock price performance. The information contained in the Performance Graph is not deemed to be "soliciting material" or to be "filed" with the SEC, or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into any such filing.

Comparison of Cumulative Return on Investment

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Common Stock as of March 3, 2003, by:

  •
  Each person, group or entity who is the beneficial owner of 5% or more of the Common Stock

  •
  Each director and nominee for director

  •
  The Named Executive Officers; and

  •
  All current directors and executive officers as a group

        Unless otherwise indicated in the footnotes below, the address for the beneficial owners listed in this table is in care of Arena Pharmaceuticals, Inc., 6166 Nancy Ridge Drive, San Diego, CA 92121.

Name and Address of Beneficial Owner	Shares Beneficially Owned (13)	Percentage of Total
BVF Inc. (1)	7,658,412	26.9%
Perry Capital, L.L.C. (2)	2,598,802	9.1%
HBM BioVentures AG (3)	1,604,665	5.6%
Jack Lief (4)	819,383	2.9%
Dominic P. Behan, Ph.D. (5)	576,250	2.0%
Derek T. Chalmers, Ph.D. (6)	576,500	2.0%
Steven W. Spector (7)	76,494	*
Nigel R.A. Beeley, Ph.D. (8)	92,782	*
Duke K. Bristow, Ph.D. (9)	50,000	*
J. Clayburn La Force, Jr., Ph.D. (10)	50,000	*
Mark N. Lampert (11)	7,658,412	26.9%
All directors and executive officers as a group (14 persons) (12)	10,284,666	35.0%

*
Less than one percent

(1)
Represents shares beneficially owned by BVF Inc. Total shares include 2,263,745 shares held of record by Biotechnology Value Fund, L.P. ("BVF"), 1,453,102 shares held of record by Biotechnology Value Fund II, L.P. ("BVF2") and 3,714,365 shares held of record by BVF Investments, L.L.C. ("Investments"), according to a Schedule 13D/A filed in January 2003. According to the Schedule 13D/A, BVF Partners L.P. ("Partners") is the general partner of each of BVF and BVF2 pursuant to limited partnership agreements which authorize Partners, among other things, to invest the funds of BVF and BVF2 in shares of Common Stock and to vote, exercise or convert and dispose of such shares. Pursuant to such limited partnership agreements, Partners is entitled to receive fees based on assets under management and allocations based on realized and unrealized gains on such assets. Pursuant to the operating agreement of Investments, Partners is authorized to invest the funds of Ziff Asset Management, L.P., the majority member of Investments, in shares of Common Stock and to vote, exercise or convert and dispose of such shares and is entitled to receive fees based on assets under management and allocations based on realized and unrealized gains on such assets. Pursuant to an investment management agreement with Investment 10, L.L.C. ("ILL10"), Partners and BVF Inc. have authority to invest funds of ILL10 in shares of Common Stock and to vote, exercise or convert and dispose of such shares. Pursuant to such investment management agreement, Partners and BVF Inc. receive fees based on assets under management and realized and unrealized gains thereon. BVF Inc. is the general partner of Partners and may be deemed to beneficially own securities over which Partners exercises voting and dispositive power. The principal business office of BVF Inc. and related entities specified hereinabove is located at 227 West Monroe Street, Suite 4800, Chicago, Illinois, 60606.

  (2)
  The principal business office of Perry Capital, L.L.C. is 599 Lexington Avenue, 36th Floor, New York, New York, 10022.

  (3)
  The principal business office of HBM BioVentures AG is Zugerstrasse 50, 6340 BAAR, Switzerland, V8.

  (4)
  Includes 240,000 shares issuable upon the exercise of stock options, and 25,000 shares that were issued to Mr. Lief upon the exercise of unvested stock options. Shares issued upon the exercise of unvested stock options will vest over the four-year term of the underlying stock option agreement, subject to repurchase by the Company if he leaves the Company's employ. Also includes 200,000 shares of restricted Common Stock that the Company granted him on January 20, 2003. The restricted shares vest over a four-year period, with 100,000 shares vesting on January 20, 2004, and the remaining vesting in equal quarterly installments over the three-year period following the first anniversary of the grant date, subject to forfeiture if he leaves the Company, acceleration in the case of a change of control at the Company and certain other restrictions and conditions. As part of the grant of restricted shares, he forfeited to the Company options to purchase 200,000 shares of the Common Stock.

  (5)
  Includes 247,500 shares issuable to Dr. Behan upon the exercise of stock options. Also includes 100,000 shares of restricted Common Stock that the Company granted him on January 20, 2003. The restricted shares vest over a four-year period, with 50,000 shares vesting on January 20, 2004, and the remaining vesting in equal quarterly installments over the three-year period following the first anniversary of the grant date, subject to forfeiture if he leaves the Company, acceleration in the case of a change of control at the Company and certain other restrictions and conditions. As part of the grant of restricted shares, he forfeited to the Company options to purchase 100,000 shares of the Common Stock.

  (6)
  Includes 160,000 shares issuable to Dr. Chalmers upon the exercise of stock options. Also includes 100,000 shares of restricted Common Stock that the Company granted him on January 20, 2003. The restricted shares vest over a four-year period, with 50,000 shares vesting on January 20, 2004, and the remaining vesting in equal quarterly installments over the three-year period following the first anniversary of the grant date, subject to forfeiture if he leaves the Company, acceleration in the case of a change of control at the Company and certain other restrictions and conditions. As part of the grant of restricted shares, he forfeited to the Company options to purchase 100,000 shares of the Common Stock.

  (7)
  Includes 35,000 shares issuable to Mr. Spector upon the exercise of stock options. Also includes 40,000 shares of restricted Common Stock that the Company granted him on January 20, 2003. The restricted shares vest over a two-year period, with 20,000 shares vesting on January 20, 2004, and the remaining vesting on the second anniversary of the grant date, subject to forfeiture if he leaves the Company, acceleration in the case of a change of control at the Company and certain other restrictions and conditions. As part of the grant of restricted shares, he forfeited to the Company options to purchase 40,000 shares of the Common Stock.

  (8)
  Includes 10,000 shares issuable upon the exercise of stock options, and 10,936 shares that were issued to Mr. Beeley upon the exercise of unvested stock options. Shares issued upon the exercise of unvested stock options will vest over the four-year term of the underlying stock option agreement, subject to repurchase by the Company if he leaves the Company's employ. Also includes 30,000 shares of restricted Common Stock that the Company granted him on January 20, 2003. The restricted shares vest over a two-year period, with 15,000 shares vesting on January 20, 2004, and the remaining vesting on the second anniversary of the grant date, subject to forfeiture if he leaves the Company, acceleration in the case of a change of control at the Company and certain other restrictions and conditions. As part of the grant of restricted shares, he forfeited to the Company options to purchase 30,000 shares of the Common Stock.

  (9)
  Includes 50,000 shares issuable to Dr. Bristow upon the exercise of stock options.

  (10)
  Includes 50,000 shares issuable to Dr. La Force upon the exercise of stock options.

  (11)
  Mr. Lampert is the founder and President of BVF Inc., the General Partner of BVF Partners, L.P., which itself is the General Partner of Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., and BVF Investments, L.L.C. As set forth in footnote (1) of this table, BVF Inc. is the beneficial owner of 7,658,412 (the "BVF Shares") of the Common Stock. According to his Form 3 filing on January 22, 2003, relating to the Company, Mr. Lampert is the President, sole stockholder and sole director of BVF Inc. and he disclaims beneficial ownership of the BVF Shares, except to the extent that he has a pecuniary interest therein.

  (12)
  Includes 907,500 shares issuable upon the exercise of stock options held by the Company's directors and executive officers and 50,936 shares that were issued to the Company's directors and executive officers upon the exercise of unvested stock options. Shares issued upon the exercise of unvested stock options will vest over the four-year term of the underlying stock option agreement, subject to repurchase by the Company if the recipient leaves the Company's employ. Also includes 570,000 shares of restricted Common Stock that the Company granted its officers on January 20, 2003. As part of the grants of restricted shares, the Company's officers forfeited to the Company options to purchase 565,000 shares of the Common Stock. This table includes Dr. Lerner's share ownership in the Company because Dr. Lerner, who currently serves as a Research Fellow in the Company's screening group, was an officer of the Company on March 3, 2003.

  (13)
  This table is based on information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that the stockholders named in this table have sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 28,442,861 shares outstanding on March 3, 2003, adjusted as required by the rules promulgated by the SEC. This table includes shares issuable pursuant to options and other rights to purchase shares of the Common Stock exercisable within 60 days of March 3, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act requires the Company's directors and executive officers, and ten percent stockholders to file reports of ownership of equity securities of the Company and changes in such ownership with the SEC and the NASDAQ and to furnish copies of such reports to the Company.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended December 31, 2002.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee consists of Dr. Bristow and Dr. La Force. No executive officer of the Company serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as members of the Board of Directors or Compensation Committee.

Certain Relationships and Related Transactions

        Mr. Lampert, a director of the Company, is also the President of each of Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., BVF Investments L.L.C., BVF Partners L.P., and BVF Inc. (collectively, "BVF"). BVF is the beneficial owner of approximately 27% of the Common Stock. Pursuant to the Stockholders Agreement dated as of January 17, 2003 (the "Stockholders Agreement"), by and among the Company, BVF and Investment 10, L.L.C. (collectively with BVF, the "BVF Stockholders"), the Board of Directors is required to, at each meeting of the Company's stockholders, nominate the BVF Designee (as defined in the Stockholders Agreement), Mr. Lampert, to stand for election as a director of the Company, recommend such election and solicit proxies in respect thereof and vote the shares of Common Stock represented by all proxies granted by stockholders in connection with the solicitation of proxies by the Board of Directors in connection with such meeting in favor of the BVF Designee, except for such proxies that specifically indicate a vote to withhold any authority with respect to the BVF Designee. The Stockholders Agreement also provides for certain rights of the BVF Stockholders to call a Special Meeting of the Company's stockholders in limited circumstances. The Stockholders Agreement further provides that from July 1, 2003, through October 15, 2003, the Company shall have the right to offer to purchase from the BVF Stockholders at least three million (3,000,000) shares of Common Stock on terms described in the Stockholders Agreement. The Stockholders Agreement does not require the BVF Stockholders to accept or reject such offer.

        Pursuant to the terms of the Stockholders Agreement, the BVF Stockholders agreed to certain time-limited standstill provisions, including a prohibition on any acquisitions of stock or assets of the Company, a prohibition on the solicitation of proxies or the submission of shareholder proposals except as provided in the Stockholders Agreement, and a prohibition on engaging in any of the actions set forth in paragraphs (a) through (j) of Item 4 of Schedule 13D. The Stockholders Agreement also provides that the Company's stock beneficially owned by the BVF Stockholders shall be voted in accordance with the recommendations of the Board of Directors with respect to nominees for election to the Board of Directors and certain stockholder proposals while the standstill provisions are in effect.

        In July 2001, the Company entered into a licensing agreement with TaiGen and received 11,500,000 shares of TaiGen's Series A Preferred Stock. This agreement was later amended in December 2002. Under the terms of this agreement, TaiGen has the right to select and obtain several GPCRs from the Company, together with a license to certain of the Company's technologies. The Company recognized non-cash revenues of $1.4 million for each of the years ended December 31, 2002 and 2001, in connection with the transfer of selected receptor screens to TaiGen. Mr. Lief, the Company's President and Chief Executive Officer, is a member of the board of directors of TaiGen.

        Mr. Lief, the Company's President and Chief Executive Officer, is a director and President and Chief Executive Officer of BRL Screening and of Aressa. Mr. Lief also serves as a director and the Chairman of ChemNavigator and as a director of TaiGen. The Company owns 100% of the outstanding voting equity securities of BRL Screening, approximately 83% of the outstanding voting equity securities of Aressa, approximately 35% of the outstanding voting equity securities of ChemNavigator and approximately 17% of the outstanding voting equity securities of TaiGen. As compensation for his services to ChemNavigator he has received 200,000 shares of Common Stock of ChemNavigator, which vest over a period of four years, subject to Mr. Lief remaining in the Company's employ.

        Mr. Hoffman, the Company's Vice President, Finance, is also the Chief Financial Officer of ChemNavigator. Mr. Hoffman entered into a four-year service agreement with ChemNavigator in May of 1999, in which he agreed to provide up to 200 hours of service per year. As compensation for his services he has received 100,000 shares of Common Stock of ChemNavigator, which vest over a period of four years, subject to Mr. Hoffman remaining in the Company's employ. Mr. Hoffman is also the Vice President, Finance of BRL Screening.

        Mr. Spector, the Company's Vice President, General Counsel, is also a director of ChemNavigator. Mr. Spector does not receive any compensation from ChemNavigator for the services he provides to ChemNavigator.

        Dr. Beeley, the Company's Vice President, Chief Chemical Officer has provided consulting services to ChemNavigator and has received 3,200 options to purchase shares of common stock of ChemNavigator as compensation for services rendered. The options vest over a period of four years, provided he continues to provide services to ChemNavigator.

        The Company subleases office space to ChemNavigator at a fair market rate. In March of 2002, the Company entered into an agreement with ChemNavigator to license certain computer software, customization and related support. Under this agreement, the Company paid ChemNavigator $165,000 in the year 2002. In addition, under this agreement, the Company may pay certain sublicense fees to ChemNavigator in connection with external collaborations and may also pay some additional consulting fees to ChemNavigator at its normal consulting rate.

        On February 15, 2001, the Company acquired, through its wholly-owned subsidiary BRL Screening, all of the outstanding capital stock of Bunsen Rush Laboratories, a then privately held research-based company, for $15.0 million in cash. In April 2001, Dr. Lerner, a founder and former stockholder of Bunsen Rush Laboratories, joined the Company as its Director of Screening. Subsequently, he served as the Company's Vice President, Screening, and currently serves as a Research Fellow in the Company's screening group. Pursuant to terms of the acquisition, the Company paid Dr. Lerner approximately $6.8 million. Additionally, the Company paid Ethan A. Lerner, M.D., a founder and former stockholder of BRL Screening and brother of Dr. Lerner, approximately $6.8 million. The Company also granted Ethan A. Lerner, M.D. 15,000 options to purchase shares of Common Stock at an exercise price of $16.00 as compensation for providing consulting services to the Company subsequent to the acquisition. Additionally, the Company paid Peter Lerner, a former stockholder of Bunsen Rush Laboratories and brother of Dr. Lerner, $400,000.

        The Company believes that all of the transactions described above were made and are on terms no less favorable to the Company than those that could be obtained from independent third parties in arms-length negotiations.

Audit Committee Report

        The Audit Committee of the Board of Directors has furnished the following report on its activities with respect to its oversight responsibilities during the year 2002. The report is not deemed to be "soliciting material," or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into any such filing.

        The Company's management has the primary responsibility for the Company's financial reporting process, principles and internal controls as well as preparation of the Company's financial statements. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Board of Directors has adopted a written charter for the Audit Committee. Consistent with NASDAQ audit committee structure and membership requirements, the Audit Committee is comprised of three members: Dr. Bristow, Dr. La Force and Mr. Lampert. The members of the Audit

Committee are independent directors as defined in the NASDAQ rules. The Audit Committee held five meetings during 2002.

        In fulfilling its responsibilities, the Audit Committee recommended to the Board of Directors the selection of the Company's independent auditors, Ernst & Young LLP, for the fiscal year ended 2002. The Audit Committee reviewed and discussed with the independent auditors the overall scope and specific plans for their audit. The Audit Committee also reviewed and discussed with the independent auditors and with management the Company's financial statements and the adequacy of the Company's internal controls. During its meetings, the Audit Committee met with the independent auditors, without management present, to discuss the results of their audits, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The meetings also were designed to facilitate any desired private communication between the Audit Committee and the independent auditors.

        The Audit Committee monitored the independence and performance of the Company's independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61 (Communication With Audit Committees). The Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors the independent auditors' independence. The Audit Committee concluded that the provision of non-audit professional services, as discussed below, is compatible with maintaining the independent auditors' independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the SEC. The Audit Committee has also selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2003.

        The foregoing report is provided by the following directors, who constitute the Audit Committee:

                Duke K. Bristow, Ph.D.
                J. Clayburn La Force, Jr., Ph.D.
                Mark N. Lampert

Audit Fees

        The aggregate fees billed to the Company for professional services rendered for the audit of the Company's financial statements during the year ended 2002 and the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q during the year 2002 were $96,100.

Financial Information Systems Design and Implementation Fees

        No fees were billed to the Company for professional services rendered for design and implementation of the Company's accounting and computer systems by the Company's principal independent auditors during the year 2002.

All Other Fees

        The aggregate amount of fees billed to the Company for professional services, other than audit and review of the Company's financial statements, rendered by the Company's principal independent auditors during the year 2002 was $11,620.

        The Audit Committee has adopted a policy and procedure for pre-approving all non-audit services to be performed by the Company's independent auditors after October 15, 2002.

Stockholder Proposals for the 2004 Annual Meeting

        To be considered for inclusion in next year's proxy statement, stockholder proposals must be in writing and be received at the Company's Headquarters no later than the close of business on December 25, 2003. In addition, notice of any stockholder proposal to be presented at next year's Annual Meeting must be received at the Company's Headquarters no later than the close of business on February 13, 2004, and no earlier than January 24, 2004. The above dates in this section may change under circumstances set forth in the Company's by-laws. Stockholders may request a copy of the by-law provisions relating to stockholder proposals from the Company's Secretary.

        Notices of intention to present proposals at the 2004 annual meeting should be addressed to General Counsel, Arena Pharmaceuticals, Inc., 6166 Nancy Ridge Drive, San Diego, California 92121. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and any other applicable requirements.

Annual Report

        A copy of the Company's Annual Report for the 2002 fiscal year has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and vote at the Annual Meeting. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.

Annual Report on Form 10-K

        THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. THE COMPANY WILL FURNISH A COPY OF ANY EXHIBIT TO SUCH REPORT UPON WRITTEN REQUEST AND PAYMENT OF THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBIT. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, ARENA PHARMACEUTICALS, INC., 6166 NANCY RIDGE DRIVE, SAN DIEGO, CALIFORNIA 92121.

Other Matters

        The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Dated: April 23, 2003
By Order of the Board of Directors

Steven W. Spector Vice President, General Counsel & Secretary

___________________________________________________________________________________________

Proxy—Arena Pharmaceuticals, Inc.
___________________________________________________________________________________________

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE 2003 ANNUAL MEETING OF STOCKHOLDERS
6150 Nancy Ridge Drive, San Diego, California 92121

The undersigned stockholder of ARENA PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement, each dated April 23, 2003, and the Annual Report to Stockholders, and hereby appoints Jack Lief and Steven W. Spector, the President and the Secretary, respectively, of the Company, or each of them, as proxies and attorneys-in-fact, with all powers of substitution, to represent and vote, as set forth below, the shares of Common Stock of the Company held of record by the undersigned at the close of business on April 15, 2003, at the 2003 Annual Meeting of Stockholders of the Company, which is being held at the offices of the Company at 6150 Nancy Ridge Drive, San Diego, California 92121, on Wednesday, June 11, 2003, at 10:00 am San Diego local time, and at any adjournments or postponements of such meeting, with all powers which the undersigned would possess if personally present at such meeting or at any such postponement or adjournment, and, in their discretion, to vote such shares upon any other business that may properly come before the meeting or any adjournments or postponements thereof.

UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THE PROXY WILL BE VOTED "FOR" PROPOSAL NOS. 1 AND 2 AND WILL BE VOTED BY THE PROXYHOLDERS AT THEIR DISCRETION UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENTS THEREOF.

Please return in the envelope provided or fax to (303) 262-0604, Attention: Proxy Department

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☐	Mark this box with an X if you have made changes to your name or address details above.

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Annual Meeting Proxy Card
__________________________________________________________________________________________________________________

A Election of Directors
1.    The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold
01—Jack Lief	☐	☐	04—Derek T. Chalmers, Ph.D.	☐	☐
02—Dominic P. Behan, Ph.D.	☐	☐	05—J. Clayburn La Force, Jr., Ph.D.	☐	☐
03—Duke K. Bristow, Ph.D.	☐	☐	06—Mark N. Lampert	☐	☐

B Issue
The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain
2.	Ratification of selection of Ernst & Young LLP as independent auditors.	☐	☐	☐	Check here if you plan to attend the annual meeting.	☐

C Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

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QuickLinks

ARENA PHARMACEUTICALS, INC.
TABLE OF CONTENTS TO PROXY STATEMENT
Proposal 1 ELECTION OF DIRECTORS
Proposal 2 RATIFICATION OF INDEPENDENT AUDITORS
Compensation and Other Information Concerning Officers, Directors and Certain Stockholders
Summary Compensation Table
Option/SAR Grants in Last Fiscal Year
Comparison of Cumulative Return on Investment